Exhibit 24
PPL CORPORATION

2009 ANNUAL REPORT
TO THE SECURITIES AND EXCHANGE COMMISSION
ON FORM 10-K

POWER OF ATTORNEY

The undersigned directors of PPL Corporation, a Pennsylvania corporation, that is to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the year ended December 31, 2009 ("Form 10-K Report"), do hereby appoint each of James H. Miller, Paul A. Farr, Robert J. Grey and Michael A. McGrail, and each of them, their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for them and in their names the Form 10-K Report and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Form 10-K Report, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith.  The undersigned hereby grant to each said attorney full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capacities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of each of the said attorneys.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 25th day of February, 2010.

/s/ Frederick M. Bernthal	/s/ James H. Miller
Frederick M. Bernthal	James H. Miller

/s/ John W. Conway	/s/ Craig A. Rogerson
John W. Conway	Craig A. Rogerson

/s/ E. Allen Deaver	/s/ W. Keith Smith
E. Allen Deaver	W. Keith Smith

/s/ Louise K. Goeser	/s/ Natica von Althann
Louise K. Goeser	Natica von Althann

/s/ Stuart E. Graham	/s/ Keith H. Williamson
Stuart E. Graham	Keith H. Williamson

/s/ Stuart Heydt
Stuart Heydt